Exhibit 99.1

For Release: July 17, 2014

Contact: Jodi Bachand

(802) 865-1807

Merchants Bancshares, Inc. Announces Dividend Declaration and

Earnings Release Calendar

SOUTH BURLINGTON, VT—Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, announced that its Board of Directors declared today, July 17, 2014, a dividend of 28 cents per share, payable August 14, 2014, to shareholders of record as of July 31, 2014. This quarter represents our 71st consecutive quarterly dividend payment and our 35th consecutive quarter at the current payout level.

Merchants plans to release earnings on or about July 22, 2014. Michael R. Tuttle, Merchants’ President and Chief Executive Officer, Janet P. Spitler, Merchants’ Executive Vice President and Chief Financial Officer and Geoffrey R. Hesslink, Executive Vice President and Chief Operating Officer of Merchants will host a conference call to discuss these earnings results at 9:00 a.m. Eastern Time on Wednesday, July 23, 2014. Interested parties may participate in the conference call by dialing U.S. number (888) 317-6016, Canada number (855) 669-9657, or international number 1-412-317-6016. The title of the call is Merchants Bancshares, Inc. Q2 2014 Earnings. Participants are asked to call a few minutes prior to register. A replay will be available until 9:00 a.m. Eastern Time on Thursday, July 31, 2014. The U.S. replay dial-in telephone number is (877) 344-7529. The Canada replay telephone number is (855) 669-9658, the international replay telephone number is (412) 317-0088. The replay access code for all replay telephone numbers is 10037007. Additionally, a recording of the call will be available on our website at www.mbvt.com

Established in 1849, Merchants Bank is Vermont’s largest and sole remaining statewide independent bank. Consumer, business, municipal and investment customers enjoy personalized relationships, sophisticated online and mobile banking options, and 32 branches statewide. Merchants Bank (Member FDIC, Equal Housing Lender, NASDAQ “MBVT”) and Merchants Trust Company employ approximately 300 full-time employees and 40 part-time employees statewide, and have earned several “Best Places to Work in Vermont” awards. American Banker ranks Merchants Bank a “Top 200” in America among 851 peers. www.mbvt.com